EXHIBIT F
                                                 File No 70-10256




December 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:       File No. 70-10256
          Application/Declaration by Northeast Utilities With
          Respect to Non-Employee Trustee Compensation Program

Ladies and Gentlemen:

          I am a Senior Counsel of Northeast Utilities Service
Company ("NUSCO"), a service company subsidiary of Northeast Utilities ("NU"), and I am furnishing this opinion in connection with the Application/Declaration on Form U-1, as amended ("Declaration") of NU to the Securities and Exchange Commission in File No. 70-
10256. Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

          In connection with this opinion, I have examined the Declaration and the exhibits thereto, and I have examined or caused to be examined such other papers, documents, and records and have made such examination of law and have satisfied myself as to such other matters as I have deemed relevant or necessary for the purpose of this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to originals of all documents submitted to me as copies.

          Based upon the foregoing, and in the event the proposed transactions contemplated by the Declaration are carried out in accordance therewith, I am of the opinion that

     (a) All state laws applicable to the proposed transactions will have been complied with;

     (b) NU is validly organized and duly existing as a voluntary association organized under the laws of the Commonwealth of Massachusetts pursuant to Declaration of Trust dated as of January 15, 1927, as amended, and the Common Shares issued to non-employee Trustees of
NU will be validly issued, fully paid and non-assessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Declaration of Trust;

     (c) NU will legally acquire the Common Shares in the open market as described in the Declaration; and

     (d) The consummation of the proposed transactions will not violate the rights of the holders of any securities issued by NU or any associate thereof.

     I hereby consent to the use of this opinion in connection with the filing of the Declaration.


                              Very truly yours,

                              /s/ Richard M. Early
                              Senior Counsel
                              Northeast Utilities Service Company